UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 30, 2008

Microfield Group, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

111 SW Columbia, Suite 480, Portland, OR	97201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(503) 419-3580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 entry into a material definitive agreement.

On November 27, 2007, Microfield Group, Inc., an Oregon corporation (“Microfield”), entered into a definitive Acquisition Agreement (the “Agreement”) with CEI Acquisition, LLC, an Oregon limited liability company (“CEI Acquisition”), in which CEI Acquisition agreed to purchase all the outstanding capital stock of Microfield’s wholly owned subsidiary, Christenson Electric, Inc., an Oregon corporation (“CEI”).

On January 30, 2008, Microfield and CEI Acquisition entered into a First Amendment to Acquisition Agreement (the “Amendment”) in which Microfield and CEI Acquisition agreed to amend several provisions of the Agreement.  The Amendment materially changed the Agreement by deleting the provision that required Microfield to enter into a voting agreement with a majority of its shareholders to approve the sale of all of the outstanding capital stock of CEI.

ITEM 9.01. financial statements and exhibits.

(b) Exhibit.
2.1	First Amendment to Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2008.

Microfield Group, Inc.

/s/ Rodney M. Boucher
Rodney M. Boucher, Chief Executive Officer